UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

STALAR 3, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52973	26-1402659
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 953-1544

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2009, Stalar 3, Inc. (“Stalar”) entered into a Stock Purchase Agreement (the “Agreement”) by and among  Abraxis Bioscience, LLC, a Delaware limited liability company (“Buyer”), Stalar 3, Inc., a Delaware corporation (the “Company”), Dr. Steven Fox (“Controlling Shareholder”) and other holders of shares of Common Stock of the Company (each, including the Controlling Shareholder, a “Seller” and, collectively, the “Sellers””) whereby Buyer will acquire up to 100% of the issued and outstanding shares of Common Stock of the Company directly from the Sellers.  Pursuant to the terms and conditions of the Agreement, the Company and the Controlling Shareholder have until December 15, 2009 to deliver the signature pages to the Agreement of all but two of all holders of shares of stock of the Company, and upon consummation of a closing (the “Closing”), the Buyer will be either the sole stockholder of the Company, or the controlling stockholder of the Company.

The Agreement contains customary representations, warranties and covenants, and is subject to customary closing conditions, including, but not limited to, the following:

(a)           At the Closing, the Controlling Shareholder shall deliver or cause to be delivered to Buyer the certificates representing the shares of Common Stock of the Sellers in proper form for transfer to Buyer, which certificates shall represent not less than Two Million Twenty One Thousand Five Hundred (2,021,500) shares of Common Stock of the Company;

(b)           The resignation of all of the Company’s officers and directors at Closing;

(c)           At the Closing, the Controlling Shareholder shall deliver or cause to be delivered to Buyer true, correct and complete copies of the stock ledger, minute book, corporate seal and books and records of the Company;

(d)           The delivery to the Buyer of a certified copy of all necessary corporate action approving the Company’s execution, delivery and performance of this Agreement;

(e)           Delivery by Buyer of the Purchase Price, and receipt for the Purchase Price provided by the Controlling Shareholder to the Buyer;

(f)           At Closing, the Company shall provide to the Buyer certificates signed by the President of the Company and the Controlling Shareholder certifying that (i) the representations and warranties made in the Agreement by the Company and Controlling Shareholder, respectively are accurate and complete in all respects as of the Closing, except for any such representations or warranties that relate solely to an earlier date (in which case such representations and warranties were accurate and complete as of such earlier date) and (ii) the Company and the Controlling Shareholder has performed and complied with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the Closing.

(g)           The representations and warranties made by the Controlling Shareholder, Sellers, Buyer and the Company in the Agreement shall be true and correct in all material respects as of the date of Closing, and the Controlling Shareholder shall have performed all obligations and conditions required under the Agreement to be performed or observed by him on or prior to date of Closing.

No material relationship is known to exist between the Company and the Buyer, or Affiliates of the Company and the Buyer, or the Controlling Shareholder and the Buyer.

A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing summary and description of the Agreement is qualified by reference to the full text of Exhibit 10.1.

Item 9.01.	Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Stock Purchase Agreement dated November 24, 2009 by and among  Stalar 3, Inc.,  Abraxis Bioscience, LLC, a Delaware limited liability company, Dr. Steven Fox and other holders of shares of Common Stock of Stalar 3, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 3, INC.

Date: November 30, 2009	By:	/s/ Steven R. Fox, DDS
Chief Operating Officer and
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Stock Purchase Agreement dated November 24, 2009 by and among  Stalar 3, Inc.,  Abraxis Bioscience, LLC, a Delaware limited liability company, Dr. Steven Fox and other holders of shares of Common Stock of Stalar 3, Inc.